Exhibit 10.2

November 13, 2012

AMENDMENT NO. 1 TO SECURED SUBORDINATED PROMISSORY NOTE

Amendment No. 1 to Secured Subordinated Promissory Note (this "Amendment"), dated as of November 13, 2012, between Bluefly, Inc., a Delaware corporation ("Company"), and Prentice Consumer Partners, LP, a Delaware limited partnership ("Payee").

WHEREAS, Company and Payee have entered into a Secured Subordinated Promissory Note, dated as of August 13, 2012 (as amended, restated, supplemented or otherwise modified from time to time in accordance with its provisions, the "Note");

WHEREAS, the parties hereto desire to amend the Note on the terms and subject to the conditions set forth herein; and

WHEREAS, pursuant to Section 9(b) of the Note, any amendment to the Note must be contained in a written agreement signed by Company and Payee;

NOW, THEREFORE, in consideration of the premises set forth above and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.           Definitions. Capitalized terms used and not defined in this Amendment shall have the respective meanings given them in the Note.

2.           Amendments to the Note. The Note is hereby amended as follows:

(a)          The first paragraph of the Note, in bold and capital letters, is hereby amended in its entirety to read as follows:

“THIS INSTRUMENT IS SUBJECT TO THE TERMS OF AN INTERCREDITOR AGREEMENT, DATED THE DATE HEREOF, BETWEEN SALUS CAPITAL PARTNERS, LLC, PRENTICE CONSUMER PARTNERS, LP, A DELAWARE LIMITED PARTNERSHIP, RHO VENTURES VI, L.P., A DELAWARE LIMITED PARTNERSHIP, BLUEFLY, INC., A DELAWARE CORPORATION, AND EVT ACQUISITION CO., LLC, A NEW YORK LIMITED LIABILITY COMPANY (THE “INTERCREDITOR AGREEMENT”). PAYOR SHALL FURNISH A COPY OF THE INTERCREDITOR AGREEMENT UPON WRITTEN REQUEST AND WITHOUT CHARGE.”

(b) Section 4(b) of the Note is hereby amended in its entirety to read as follows:

“(b)       Rights in Collateral. Company represents, warrants and covenants that it has and shall have at all times good and valid title to all of the Collateral, free and clear of all Liens (as such term is defined in that certain Credit Agreement, dated as of November 13, 2012, by and among, among others, Bluefly, Inc. and Salus Capital Partners, LLC, as amended, restated or refinanced from time to time (the “Credit Agreement”)), other than (i) Liens in favor of Salus Capital Partners, LLC under the Credit Agreement and (ii) Permitted Encumbrances (as such term is defined in the Credit Agreement). Company represents and warrants that this Note creates a valid security interest in the Collateral and, upon the filing of financing statements in the State of Delaware, such security interest shall constitute a perfected lien on and security interest in all Collateral in which a security interest may be perfected by filing a financing statement pursuant to the Uniform Commercial Code (the “UCC”).”

3.          Acknowledgement. Subject to the terms and conditions set forth in this Amendment, and upon satisfaction of each of the conditions precedent set forth in Section 5 hereof, Payee agrees and acknowledges that the Credit Agreement, dated as of November 13, 2012, by and among, among others, Company and Salus Capital Partners, LLC (as amended from time to time, the "Credit Agreement") as in effect as of the date hereof does not constitute a debt or equity financing resulting in proceeds to Company of at least $7,500,000, as described in Section 1(b) of the Note. Except as set forth in the immediately preceding sentence, no other term, provision or condition of or in the Note and Warrant Purchase Agreement, dated as of August 13, 2012, by and among, among others, Company and Payee (as amended from time to time, the "Note and Warrant Purchase Agreement") or in the Note is hereby waived or otherwise amended, supplemented or modified, all of which terms, provisions and conditions are and shall remain in full force and effect. This acknowledgment shall only be effective with respect to the Credit Agreement as in effect as of the date hereof and shall not be deemed an acknowledgment, consent and/or waiver of, or agreement to modify, any other term or provision in the Note and Warrant Purchase Agreement or in the Note.

4.          Limited Effect. Except as expressly provided hereby, all of the terms and provisions of the Note are and shall remain in full force and effect and are hereby ratified and confirmed by Company and Payee.

5.          Conditions Precedent. This Amendment shall become effective upon the date (the "Effective Date") on which each of the following conditions shall have been satisfied:

(a)          Representations and Warranties. The representations and warranties of the Company contained in the Note shall be true and correct in all material respects as of the date hereof, except for such representations and warranties that speak as of a specific date, in which case such representations and warranties shall have been true and correct in all material respects as of such date.

(b)          Performance. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Note to be performed, satisfied or complied with by it at or prior to the date hereof.

(c)          No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated in the Note.

(d)          Consents. The Company shall have obtained in a timely fashion any and all consents, permits, approvals, registrations and waivers necessary for the execution of this Amendment, all of which shall be and remain so long as necessary in full force and effect.

(e)          No Suspensions of Trading in Common Stock; Listing. The common stock of Company (i) shall be designated for quotation or listed on the NASDAQ Capital Market and (ii) shall not have been suspended, as of the Effective Date, by the United States Securities and Exchange Commission (the "Commission") or the NASDAQ Capital Market from trading on the NASDAQ Capital Market nor shall suspension by the Commission or the NASDAQ Capital Market have been threatened, as of the date hereof, either (A) in writing by the Commission or the NASDAQ Capital Market or (B) by falling below the minimum listing maintenance requirements of the NASDAQ Capital Market.

(f)          Amendment. The Company shall have delivered to Payee a duly executed copy of this Amendment, the Credit Agreement and the Intercreditor Agreement.

6.          Successors and Assigns. This Amendment shall inure to the benefit of and be binding upon Company and Payee, and each of their respective successors and assigns.

7.          Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the conflicts of law principles thereof.

8.          Counterparts. This Amendment may be executed in any number of counterparts, all of which shall constitute one and the same agreement, and any party hereto may execute this Amendment by signing and delivering one or more counterparts. Delivery of an executed counterpart of this Amendment electronically or by facsimile shall be effective as delivery of an original executed counterpart of this Amendment.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

BLUEFLY, INC.

By:	/ s / Joseph Park
Name: Joseph Park
Title: Chief Executive Officer

[Signature Page to Amendment to Prentice Note]

PRENTICE CONSUMER PARTNERS, LP

By:	/ s / Mario Ciampi
Name:	Mario Ciampi
Title:	Managing Partner

[Signature Page to Amendment to Prentice Note]